Exhibit 99.2

NEWS RELEASE
FOR INFORMATION, CONTACT:

Glimcher Realty Trust	Lisa A. Indest
180 East Broad Street	VP, Finance and Accounting
Columbus, Ohio 43215	614.887.5844
www.glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
February 26, 2009

GLIMCHER TO PRESENT
AT CITIGROUP 2009 GLOBAL CEO CONFERENCE

COLUMBUS, OH— February 26, 2009 —Glimcher Realty Trust (NYSE: GRT), one of the country’s premier retail REITs, today announced that Chairman and CEO, Michael P. Glimcher and Executive Vice President and CFO, Mark E. Yale will present an overview of the Company followed by a question and answer period at the Citigroup 2009 Global Property CEO Conference.  At this conference, investors and real estate companies come together to interact in one location through roundtable discussions and one-on-one meetings.  Glimcher’s roundtable presentation will take place on Tuesday, March 3, 2009 beginning at 11:05 a.m., at The Ritz- Carlton in Naples, Florida.  This presentation will not be webcast, but participants may dial in at the number below.  A copy of the presentation will be available on the Company’s website on Tuesday, March 3, 2009.

What:	Glimcher Presentation at Citigroup 2009 Global Property CEO Conference

When:	March 3, 2009 at 11:05 A.M., E.T.

How:	Presentation Dial-In at (719) 785-5595, Passcode: 730780

About the Company

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of regional and super-regional malls.

Glimcher Realty Trust’s common shares are listed on the New York stock exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of the Russell 2000 Index, representing small cap stocks, and the Russell 3000 Index, representing the broader market.

Visit Glimcher at:  www.glimcher.com